Exhibit No. 99

REGIS REPORTS THIRD QUARTER 2019 OPERATING RESULTS AND THE CONTINUED GROWTH OF ITS FRANCHISE PORTFOLIO DURING THE PERIOD

The Company Recorded The Profitable Sale And Conversion Of An Additional 245 Company Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter; Year-To-Date, The Company Has Profitably Sold And Converted 502 Company Owned Salons To Its Franchise Portfolio

Third Quarter EBITDA Loss Of $1.4 Million Is $6.4 Million Unfavorable Year-Over-Year Including Gains From The Sale of Salons To Franchisees And A $20.7 Million Non-Cash Restructuring Charge; Year-To-Date EBITDA Of $25.3 Million Is $43.9 Million, Or 236.4% Favorable Year-Over-Year Including Gains From The Sale Of Salons To Franchisees And A Non-Cash Restructuring Charge

Third Quarter Adjusted EBITDA Of $37.2 Million Is $18.0 Million, Or 93.7% Favorable Year-Over-Year Including Gains From The Sale Of Salons To Franchisees; Year-To-Date Adjusted EBITDA Of $82.9 Million Is $24.8 Million, Or 42.7% Favorable Year-Over-Year Including Gains From The Sale Of Salons To Franchisees

The Company Repurchased 2.1M Shares, Or Approximately 5% Of Its Total Common Stock In The Quarter

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2019	2018 (1)	2019	2018 (1)
Consolidated Revenue	$258,343	$305,783	$820,849	$935,096
System-wide Revenue	$437,547	$448,089	$1,302,217	$1,308,200

System-wide Same-Store Sales Comps	(2.4)%	2.2%	(0.5)%	1.1%
System-wide Same-Store Sales Comps, excluding TBG mall locations (3)	(2.0)%	NA	(0.1)%	NA
Company-owned Same-Store Sales Comps	(2.5)%	1.6%	(0.4)%	0.4%
Franchise Same-Store Sales Comps, excluding TBG mall locations (3)	(1.3)%	NA	0.4%	NA
Franchise Same-Store Sales Comps	(2.2)%	3.3%	(0.5)%	2.5%

Operating (Loss) Income	$(22,162)	$4,339	$(20,284)	$(18,540)
Net (Loss) Income From Continuing Operations	$(14,811)	$3,585	$(14,857)	$54,122
Diluted (Loss) Earnings per Share From Continuing Operations	$(0.37)	$0.08	$(0.35)	$1.15
EBITDA (4)	$(1,401)	$5,024	$25,322	$(18,560)
as a percent of revenue	(0.5)%	1.6%	3.1%	(2.0)%

As Adjusted (2)
Consolidated Revenue, as Adjusted	$258,343	$303,722	$820,849	$933,035
Net Income, as Adjusted	$15,404	$8,695	$34,760	$13,747
Diluted Earnings per Share, as Adjusted	$0.37	$0.18	$0.79	$0.29
EBITDA, as Adjusted (4)	$37,158	$19,180	$82,907	$58,102
as a percent of revenue, as Adjusted	14.4%	6.3%	10.1%	6.2%
____________________________________
(1)    Amounts for fiscal year 2018 have been adjusted to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".
(3)    Same-store sales include salons that have been a franchise location for more than one year, therefore TBG is not included in 2018 same-store sales.
(4)     See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations" for a reconciliation of
EBITDA to Adjusted EBITDA

MINNEAPOLIS, April 30, 2019 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating hair salons, today reported a third quarter 2019 net loss from continuing operations of $14.8 million, or $0.37 per diluted share as compared to net income from continuing operations of $3.6 million, or $0.08 per diluted share in the third quarter of 2018. The Company’s reported results include $15.9 million of non-cash goodwill derecognition associated with the sale of 245 salons to franchisees, $20.7 million of TBG mall location non-cash restructuring costs and $2.1 million of other discrete costs, partially offset by $8.5 million of related tax benefits. Excluding discrete items, and the income from discontinued operations, the Company reported third quarter 2019 as adjusted net income of $15.4 million, or $0.37 earnings per diluted share versus adjusted net income of $8.7 million, or $0.18 earnings per diluted share, for the same period last year.
Total revenue in the quarter of $258.3 million decreased $47.4 million, or 15.5%, year-over-year driven primarily by the net closure of 117 salons and the conversion of 635 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months and a 250 basis point decline in company-owned same-store sales. The Company estimates that the shift of the lead up to the Easter holiday into the fourth quarter this fiscal year negatively impacted third quarter company-owned same store sales by approximately 90 basis points. In addition, prior year same-store-sales included 70 basis points of one-time discounted close-out product sales as part of the closure of 597 non-performing SmartStyle salons. Excluding the lead up to the Easter holiday shift and the one-time SmartStyle impact in the prior year, the Company estimates that company-owned same-store sales declined approximately 90 basis points during the quarter. The negative company-owned same-store sales performance was the result of a 6.1% decline in year-over-year transactions, partially offset by a 3.6% increase in ticket. These reductions were partially offset by revenue growth in the Company's Franchise segment.
Third quarter adjusted EBITDA of $37.2 million was $18.0 million, or 93.7% favorable versus the same period last year. Excluding the $27.4 million and $1.4 million gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA of $9.7 million was $8.0 million, or 45.2% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 635 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
On a full year basis, adjusted EBITDA of $82.9 million was $24.8 million, or 42.7% favorable versus the same period last year. Excluding the $43.9 million and $2.0 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA of $39.0 million was $17.1 million, or 30.5% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 635 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
Hugh Sawyer, President and Chief Executive Officer, commented, "We remain focused on the ongoing transformation of our business and maximizing shareholder value. Among other items, this includes initiatives underway in technology, marketing and advertising, merchandise, data science, stylist recruiting and training, real estate and new capabilities to establish frictionless relationships with customers and franchisees. As in prior quarters, the gains generated from the sale and conversion of our company-owned salons met our financial objectives for these transactions” Mr. Sawyer added, “Given our success, we expect to consider additional opportunities to franchise company-owned salons in circumstances where we believe it will add to shareholder value and support an evolving strategy for our business."

Third Quarter Segment Results
Company-Owned Salons

	Three Months Ended March 31,		(Decrease)	Nine Months Ended March 31,		(Decrease)
(Dollars in millions) (1)	2019	2018 (2)		2019	2018 (2)

Total Revenue, as Adjusted	$221.2	$269.9	(18.0)%	$705.3	$838.8	(15.9)%
Company-owned Same-Store Sales Comps	(2.5)%	1.6%	(410) bps	(0.4)%	0.4%	(80) bps
Year-over-Year Ticket change	3.6%			4.4%
Year-over-Year Transaction (3) change	(6.1)%			(4.8)%

Gross Profit, as Adjusted(4)	89.6	115.3	(22.3)%	295.6	357.6	(17.4)%
as a percent of revenue, as adjusted	40.5%	42.7%	(220) bps	41.9%	42.6%	(70) bps

EBITDA, as Adjusted	17.2	28.8	(40.2)%	66.1	88.8	(25.5)%
as a percent of revenue	7.8%	10.7%	(290) bps	9.4%	10.6%	(120) bps

Total Company-owned Salons	3,376	4,128	(18.2)%
as a percent of total Company-owned and Franchise salons	43.6%	50.7%	(710) bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

(3)	Defined as total transactions and is what the Company had historically referred to as Traffic

(4)	Gross profit, as Adjusted, excludes depreciation and amortization.

Third quarter revenue, as adjusted, for the Company-owned salon segment decreased $48.7 million, or 18.0%, versus the prior year to $221.2 million. The year-over-year decline in revenue was driven by the decrease of 635 salons profitably sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of 117 unprofitable salons over the past 12 months and by a decline in Company-owned same-store sales of 2.5%. The year-over-year decline in company-owned same store sales was driven by a 6.1% decrease in transactions, partially related to the shift of the lead up to the Easter holiday into the fourth quarter this year, partially offset by a 3.6% increase in average ticket.
Third quarter adjusted EBITDA of $17.2 million decreased $11.6 million, or 40.2% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 635 company-owned salons that were profitably sold and converted to the Company's asset-light franchise portfolio over the past 12 months and strategic investments in marketing and advertising, including the support of the Company's Supercuts MLB sponsorship partially offset by management initiatives.

Franchise

	Three Months Ended March 31,		Increase	Nine Months Ended March 31,		Increase (Decrease)
(Dollars in millions) (1)	2019	2018 (2)		2019	2018 (2)

Revenue
Product	$10.6	$8.4	26.4%	$31.3	$24.8	26.3%
Product sold to TBG mall locations	3.7	6.5	(42.9)%	16.5	12.9	27.5%
Total product	$14.3	$14.9	(4.0)%	$47.8	$37.7	26.7%
Royalties and fees	22.8	18.9	20.8%	67.8	56.5	20.0%
Total Revenue	$37.1	$33.8	9.8%	$115.6	$94.2	22.7%
Franchise Same-Store Sales Comps, excluding TBG mall locations (3)	(1.3)%	NA		0.4%	NA
Franchise Same-Store Sales Comps	(2.2)%	3.3%	(550 bps)	(0.5)%	2.5%	(300 bps)

EBITDA, as Adjusted	9.8	8.6	13.5%	28.1	25.7	9.2%
as a percent of revenue	26.3%	25.5%	80 bps	24.3%	27.3%	(300) bps

Total Franchise Salons	4,375	4,012	9.0%
as a percent of total Company-owned and Franchise salons	56.4%	49.3%	710 bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

(3)	Same-store sales include salons that have been a franchise location for more than one year, therefore TBG is not included in 2018 same-store sales.
Third quarter Franchise revenue was $37.1 million, a $3.3 million, or 9.8% increase compared to the prior year quarter. Royalties and fees were $22.8 million, a $3.9 million, or 20.8% increase versus the same period last year. Royalties and fees increased due to increased franchise salon counts. Product sales to franchisees of $14.3 million decreased $0.6 million versus the same period last year driven primarily by lower sales to TBG, partially offset by increased franchise salon counts.
Franchise adjusted EBITDA of $9.8 million improved $1.2 million, or 13.5% year-over-year primarily driven by the increase in salon counts, partially offset by planned strategic G&A investments to enhance the Company's franchisor capabilities and support the increased volume and cadence of transactions and conversions into the Franchise portfolio along with a decrease in margins on product sold to franchisees.
Other Company Updates
Adoption of New Accounting Standard
On July 1, 2018, the Company adopted amended revenue recognition guidance. For comparability the Company has adjusted prior reporting periods, including the three and nine months ended March 31, 2018. As a result, future financial statements will be comparable to the prior year results, but they will not be comparable to the financial results issued previously.

Other Key Events

•	The Company repurchased 2,100,000 common shares, which is approximately 5% of its total common stock, at an average price of $18.47 per share for a total of $37.9 million.

•	The Company profitably sold and transferred 245 Company-owned salons to its asset-light franchise portfolio. The impact of these transactions is as follows:

	Three Months Ended March 31,		Increase	Nine Months Ended March 31,		(Decrease) Increase
(Dollars in thousands)	2019	2018		2019	2018

Salons sold to franchisees (1)	245	126	119	502	1,437	(935)
Cash proceeds received in quarter	$30,569	$2,924	$27,645	$54,619	$5,620	$48,999

Gain on sale of venditions, excluding goodwill derecognition	$27,421	$1,409	$26,012	$43,922	$1,969	$41,953
Non-cash goodwill derecognition	(15,932)	(1,172)	14,760	(33,528)	(1,714)	31,814
Gain from sale of salon assets to franchisees, net	$11,489	$237	$11,252	$10,394	$255	$10,139
____________________________________

(1)	In October 2017, the Company sold substantially all of its mall-based salon business in North America, representing
858 salons, and substantially all of its International segment, representing approximately 250 salons in the UK, to The Beautiful Group (TBG). No cash proceeds were recorded as part of the transaction with TBG.

Transformational Strategy Update

The Company continued to make progress during the quarter implementing elements of its transformational strategy which includes among other initiatives:

•	The appointment of Mr. James Townsend as Executive Vice President and Chief Marketing Officer

•	Accelerating the growth of the Company's asset-light franchise portfolio where it believes it will add to shareholder value and support an evolving strategy for the business

•	The elimination of non-core, non-essential G&A

•	Investments in technology to establish a frictionless relationship with customers, franchisees and stylists

•	Additional franchisor capabilities and services

•	Trend-driven merchandise offerings

•	Differentiated digital advertising and the Company's MLB relationship

•	Customer data and analytics

•	Stylist recruiting and training

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, April 30, 2019, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 667-5617 and entering access code 6867095. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 6867095.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of March 31, 2019, the Company owned, franchised or held ownership interests in 7,838 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Andrew Lacko
952-918-4175
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; The Beautiful Group's ability to transition and operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$71,146	$110,399
Receivables, net	33,737	52,430
Inventories	90,869	79,363
Other current assets	32,386	47,867
Total current assets	228,138	290,059

Property and equipment, net	83,629	99,288
Goodwill	378,560	412,643
Other intangibles, net	9,346	10,557
Other assets	32,768	37,616
Non-current assets held for sale	6,529	6,572
Total assets	$738,970	$856,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,021	$57,738
Accrued expenses	83,490	100,716
Total current liabilities	140,511	158,454

Long-term debt	90,000	90,000
Long-term lease liability	17,505	—
Other noncurrent liabilities	115,144	121,843
Total liabilities	363,160	370,297
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 39,433,124 and 45,258,571 common shares at March 31, 2019 and June 30, 2018 respectively	1,972	2,263
Additional paid-in capital	93,515	194,436
Accumulated other comprehensive income	9,050	9,656
Retained earnings	271,273	280,083

Total shareholders’ equity	375,810	486,438

Total liabilities and shareholders’ equity	$738,970	$856,735

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Nine Months Ended March 31, 2019 and 2018
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues:
Service	$181,809	$222,022	$580,076	$680,930
Product	53,766	64,911	173,006	197,701
Royalties and fees	22,768	18,850	67,767	56,465
	258,343	305,783	820,849	935,096
Operating expenses:
Cost of service	111,632	132,081	348,060	406,767
Cost of product	31,167	37,139	99,698	107,165
Site operating expenses	34,339	37,548	106,723	116,175
General and administrative	41,694	45,727	135,257	129,485
Rent	32,332	39,391	102,952	147,280
Depreciation and amortization	8,630	9,558	27,732	46,764
TBG mall location restructuring	20,711	—	20,711	—
Total operating expenses	280,505	301,444	841,133	953,636

Operating (loss) income	(22,162)	4,339	(20,284)	(18,540)

Other (expense) income:
Interest expense	(1,354)	(5,095)	(3,432)	(9,402)
Gain from sale of salon assets to franchisees, net	11,489	237	10,394	255
Interest income and other, net	464	1,495	1,453	3,934

(Loss) income from continuing operations before income taxes	(11,563)	976	(11,869)	(23,753)

Income tax (expense) benefit	(3,248)	2,609	(2,988)	77,875

(Loss) income from continuing operations	(14,811)	3,585	(14,857)	54,122

Income (loss) from TBG discontinued operations, net of taxes	178	(10,605)	6,027	(50,973)

Net (loss) income	$(14,633)	$(7,020)	$(8,830)	$3,149

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.37)	$0.08	$(0.35)	$1.16
Income (loss) from TBG discontinued operations	0.00	(0.23)	0.14	(1.09)
Net (loss) income per share, basic (1)	$(0.36)	$(0.15)	$(0.21)	$0.07
Diluted:
(Loss) income from continuing operations	$(0.37)	$0.08	$(0.35)	$1.15
Income (loss) from TBG discontinued operations	0.00	(0.22)	0.14	(1.08)
Net (loss) income per share, diluted (1)	$(0.36)	$(0.15)	$(0.21)	$0.07

Weighted average common and common equivalent shares outstanding:
Basic	40,314	46,612	42,900	46,684
Diluted	40,314	47,153	42,900	47,093
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
For The Three and Nine Months Ended March 31, 2019 and 2018
(Dollars in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net (loss) income	$(14,633)	$(7,020)	$(8,830)	$3,149
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments during the period:
Foreign currency translation adjustments	905	(1,372)	(606)	904
Reclassification adjustments for losses included in net (loss) income	—	—	—	6,152
Net current period foreign currency translation adjustments	905	(1,372)	(606)	7,056
Comprehensive (loss) income	$(13,728)	$(8,392)	$(9,436)	$10,205

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended March 31, 2019
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2018	41,472,468	$2,074	$128,964	$8,145	$285,827	$425,010
Net loss	—	—	—	—	(14,633)	(14,633)
Foreign currency translation adjustments	—	—	—	905	—	905
Stock repurchase program	(2,050,430)	(102)	(37,818)	—	—	(37,920)
Exercise of SARs	7,080	—	(101)	—	—	(101)
Stock-based compensation	—	—	2,512	—	—	2,512
Net restricted stock activity	4,006	—	(42)	—	—	(42)
Minority interest	—	—	—	—	79	79
Balance, March 31, 2019	39,433,124	$1,972	$93,515	$9,050	$271,273	$375,810

	Three Months Ended March 31, 2018
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2017	46,688,423	$2,335	$216,301	$11,843	$283,694	$514,173
Net loss	—	—	—	—	(7,020)	(7,020)
Foreign currency translation adjustments	—	—	—	(1,372)	—	(1,372)
Stock repurchase program	(585,967)	(30)	(9,605)	—	—	(9,635)
Exercise of SARs	18,697	1	(184)	—	—	(183)
Stock-based compensation	—	—	1,690	—	—	1,690
Net restricted stock activity	5,096	—	(53)	—	—	(53)
Minority interest	—	—	—	—	67	67
Balance, March 31, 2018	46,126,249	$2,306	$208,149	$10,471	$276,741	$497,667

	Nine Months Ended March 31, 2019
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
	Shares	Amount
Balance, June 30, 2018	45,258,571	$2,263	$194,436	$9,656	$280,083	$486,438
Net loss	—	—	—	—	(8,830)	(8,830)
Foreign currency translation adjustments	—	—	—	(606)	—	(606)
Stock repurchase program	(6,023,523)	(301)	(105,951)	—	—	(106,252)
Exercise of SARs	15,412	1	(205)	—	—	(204)
Stock-based compensation	—	—	7,065	—	—	7,065
Net restricted stock activity	182,664	9	(1,830)	—	—	(1,821)
Minority interest	—	—	—	—	20	20
Balance, March 31, 2019	39,433,124	$1,972	$93,515	$9,050	$271,273	$375,810

	Nine Months Ended March 31, 2018
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
	Shares	Amount
Balance, June 30, 2017	46,400,367	$2,320	$214,109	$3,415	$273,776	$493,620
Net income	—	—	—	—	3,149	3,149
Foreign currency translation adjustments	—	—	—	7,056	—	7,056
Stock repurchase program	(585,967)	(30)	(9,605)	—	—	(9,635)
Exercise of SARs	27,793	2	(278)	—	—	(276)
Stock-based compensation	—	—	5,933	—	—	5,933
Shares issued through franchise stock incentive program	522	—	7	—	—	7
Net restricted stock activity	283,534	14	(2,017)	—	—	(2,003)
Minority interest	—	—	—	—	(184)	(184)
Balance, March 31, 2018	46,126,249	$2,306	$208,149	$10,471	$276,741	$497,667

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Nine Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(8,830)	$3,149
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Non-cash impairment and other adjustments related to TBG discontinued operations	(163)	37,020
Depreciation and amortization	24,727	29,736
Depreciation related to TBG discontinued operations	—	3,723
Deferred income taxes	(6,034)	(85,026)
Gain on life insurance	—	(7,986)
Non-cash TBG mall location restructuring charge	20,711	—
Gain from sale of salon assets to franchisees, net	(10,394)	(255)
Salon asset impairments	3,005	11,099
Accumulated other comprehensive income reclassification adjustment	—	6,152
Stock-based compensation	7,065	6,483
Amortization of debt discount and financing costs	206	4,011
Other non-cash items affecting earnings	(492)	(287)
Changes in operating assets and liabilities, excluding the effects of asset sales	(50,074)	(29,483)
Net cash (used in) operating activities	(20,273)	(21,664)

Cash flows from investing activities:
Capital expenditures	(23,160)	(20,065)
Capital expenditures related to TBG discontinued operations	—	(1,171)
Proceeds from sale of assets to franchisees	54,619	5,620
Proceeds from company-owned life insurance policies	24,617	18,108
Net cash provided by investing activities	56,076	2,492

Cash flows from financing activities:
Borrowings on revolving credit facilities	—	90,000
Repayment of long-term debt and capital lease obligations	—	(124,230)
Repurchase of common stock	(105,364)	(9,634)
Settlement of equity awards	—	(550)
Taxes paid for shares withheld	(2,447)	(2,279)
Net proceeds from sale and leaseback transaction	18,068	—
Net cash used in financing activities	(89,743)	(46,693)

Effect of exchange rate changes on cash and cash equivalents	5	(30)

Decrease in cash, cash equivalents, and restricted cash	(53,935)	(65,895)

Cash, cash equivalents and restricted cash:
Beginning of period	148,774	208,634
Cash, cash equivalents and restricted cash included in current assets held for sale	—	1,352
Beginning of period, total cash, cash equivalents and restricted cash	148,774	209,986
End of period	$94,839	$144,091

– more –

REGIS CORPORATION
Same-Store sales

SYSTEM-WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	1.3%	(1.3)%	0.6%	(0.9)%	4.4%	0.6%
Supercuts	(1.7)	(9.2)	(2.2)	3.7	(3.0)	3.2
Signature Style	(3.3)	(7.9)	(3.9)	2.7	(1.7)	2.2
Total, excluding TBG mall locations	(1.6)%	(4.6)%	(2.0)%	NA	NA	NA
TBG mall locations	(4.0)	(8.7)	(4.7)	NA	NA	NA
Total	(1.9)%	(5.2)%	(2.4)%	2.3%	1.3%	2.2%

	For the Nine Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	2.2%	(1.2)%	1.2%	(0.9)%	1.6%	(0.1)%
Supercuts	0.2	(6.2)	(0.2)	3.1	(5.2)	2.5
Signature Style	(0.5)	(4.1)	(1.0)	0.9	(2.3)	0.6
Total, excluding TBG mall locations	0.4%	(3.0)%	(0.1)%	NA	NA	NA
TBG mall locations	(3.4)	(7.0)	(4.0)	NA	NA	NA
Total	—%	(3.4)%	(0.5)%	1.5%	(0.7)%	1.1%
____________________________________

(1) System-wide same-store sales are calculated as the total change in sales for system-wide company-owned and franchise locations for more than one year (including TBG mall locations in 2019) that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

COMPANY-OWNED SAME-STORE SALES (1):

	For the Three Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	1.6%	—%	1.1%	(1.0)%	4.4%	0.6%
Supercuts	(5.2)	(9.6)	(5.6)	4.0	(2.2)	3.5
Signature Style	(4.3)	(8.7)	(4.7)	1.8	(0.9)	1.5
Total	(2.4)%	(3.0)%	(2.5)%	1.4%	2.5%	1.6%

	For the Nine Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	2.4%	(0.3)%	1.6%	(0.9)%	1.6%	(0.1)%
Supercuts	(1.7)	(5.9)	(2.1)	2.9	(4.3)	2.2
Signature Style	(1.3)	(3.8)	(1.5)	0.2	(3.3)	(0.2)
Total	(0.1)%	(1.7)%	(0.4)%	0.5%	—%	0.4%
____________________________________

(1) Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

FRANCHISE SAME-STORE SALES (2):

	For the Three Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(1.4)%	(15.4)%	(5.2)%	1.4%	(5.7)%	0.9%
Supercuts	(0.1)	(8.9)	(0.6)	3.6	(3.8)	3.1
Signature Style	(1.6)	(6.6)	(2.2)	4.9	(3.0)	3.7
Total, excluding TBG mall locations	(0.5)%	(9.0)%	(1.3)%	NA	NA	NA
TBG mall locations	(4.0)	(8.7)	(4.7)	NA	NA	NA
Total	(1.4)%	(8.9)%	(2.2)%	3.9%	(3.4)%	3.3%

	For the Nine Months Ended
	March 31, 2019			March 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	0.1%	(16.6)%	(4.7)%	(3.7)%	(11.5)%	(4.3)%
Supercuts	1.3	(6.5)	0.8	3.3	(6.2)	2.7
Signature Style	1.0	(4.6)	0.1	2.8	(0.7)	2.2
Total, excluding TBG mall locations	1.2%	(6.8)%	0.4%	NA	NA	NA
TBG mall locations	(3.4)	(7.0)	(4.0)	NA	NA	NA
Total	0.3%	(6.9)%	(0.5)%	3.1%	(3.5)%	2.5%
____________________________________

(2) Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG is not included in 2018 same-store sales as it was not a franchise location in the previous year.
– more –

REGIS CORPORATION
System-wide location counts

	March 31, 2019	June 30, 2018
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,591	1,660
Supercuts	568	928
Signature Style	1,217	1,378
Total Company-owned Salons	3,376	3,966
as a percent of total Company-owned and Franchise salons	43.6%	49.1%

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	591	561
Supercuts	2,164	1,739
Signature Style	740	745
Total franchise locations, excluding TBG mall locations	3,495	3,045
as a percent of total Company-owned and Franchise salons	45.1%	37.7%

Total North America TBG mall locations (1)	617	807
as a percent of total Company-owned and Franchise salons	8.0%	10.0%

Total North American Salons	4,112	3,852

Total International TBG Salons (1)	263	262
as a percent of total Company-owned and Franchise salons	3.4%	3.2%

Total Franchise Salons	4,375	4,114
as a percent of total Company-owned and Franchise salons	56.4%	50.9%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	87	88

Grand Total, System-wide	7,838	8,168
____________________________________

(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

– more –

Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating (loss) income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and nine ended months ended March 31, 2019 and 2018:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring discounting.

•	SmartStyle restructuring costs.

•	Executive transition costs.

•	Professional fees.

•	Severance expense.

•	Legal fees.

•	Gain on life insurance proceeds.

•	TBG restructuring.

•	Debt refinancing.

•	Goodwill derecognition.

•	Impact of tax reform.

•	TBG discontinued operations.

– more –

REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating (loss) income and U.S. GAAP net income to equivalent non-GAAP measures
		Three Months Ended March 31,		Nine Months Ended March 31,
	U.S. GAAP financial line item	2019	2018	2019	2018
U.S. GAAP revenue		$258,343	$305,783	$820,849	$935,096

Non-GAAP revenue adjustments
SmartStyle restructuring discounting	Product Sales	—	(2,061)	—	(2,061)
Non-GAAP revenue		$258,343	$303,722	$820,849	$933,035

U.S. GAAP operating (loss) income		$(22,162)	$4,339	$(20,284)	$(18,540)

Non-GAAP revenue adjustments		—	(2,061)	—	(2,061)

Non-GAAP operating expense adjustments (1)
SmartStyle restructuring discounting	Cost of Service	—	190	—	190
SmartStyle restructuring costs	Cost of product	—	2,407	—	2,992
SmartStyle restructuring discounting	Site operating expenses	—	487	—	487
SmartStyle restructuring costs	General and administrative	—	1,218	—	1,334
Executive transition costs	General and administrative	—	146	—	564
Professional fees	General and administrative	1,579	(8)	5,629	1,628
Severance	General and administrative	515	—	3,305	2,828
Legal fees	General and administrative	—	—	439	—
Gain on life insurance proceeds	General and administrative	—	—	—	(7,986)
SmartStyle restructuring costs, net	Rent	—	—	—	23,999
SmartStyle restructuring costs	Depreciation and amortization	—	43	—	12,922
TBG restructuring	TBG restructuring	20,711	—	20,711	—
Total non-GAAP operating expense adjustments		22,805	4,483	30,084	38,958

Non-GAAP operating (loss) income (1)		$643	$6,761	$9,800	$18,357

U.S. GAAP net (loss) income		$(14,633)	$(7,020)	$(8,830)	$3,149

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	(2,061)	—	(2,061)
Non-GAAP operating expense adjustments		22,805	4,483	30,084	38,958
Debt refinancing	Interest expense	—	2,957	—	2,957
Goodwill derecognition	Interest income and other, net	15,932	1,172	33,528	1,714
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(8,522)	(1,441)	(13,995)	(10,072)
Impact of tax reform	Income taxes	—	—	—	(71,871)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	(178)	10,605	(6,027)	50,973
Total non-GAAP net income adjustments		30,037	15,715	43,590	10,598
Non-GAAP net income		$15,404	$8,695	$34,760	$13,747
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended March 31, 2019, and 2018, were 0.2% and 2.2%, and were 1.2% and 2.0% for the nine months ended March 31, 2019, and 2018, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended March 31, 2019, and 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

– more –

REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income per diluted share
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
U.S. GAAP net (loss) income per diluted share	$(0.363)	$(0.149)	$(0.206)	$0.067
SmartStyle restructuring costs, net	—	0.038	—	0.668
Severance (1)	0.010	—	0.059	0.050
Professional fees (1)	0.030	—	0.100	0.031
Legal fees	—	—	0.008	—
Gain on life insurance proceeds (1)	—	—	—	(0.170)
Executive transition costs (1)	—	0.002	—	0.011
TBG restructuring	0.390	—	0.368	—
Debt refinancing (1) (2)	—	0.049	—	0.049
Goodwill derecognition (1)	0.300	0.019	0.596	0.030
Impact of tax reform	—	—	—	(1.526)
TBG discontinued operations, net of tax	(0.003)	0.225	(0.138)	1.082
Impact of change in weighted average shares (3)	0.010	—	0.005	—
Non-GAAP net income per diluted share (2)	$0.373	$0.184	$0.792	$0.292

U.S. GAAP Weighted average shares - basic	40,314	46,612	42,900	46,684
U.S. GAAP Weighted average shares - diluted	40,314	47,153	42,900	47,093
Non-GAAP Weighted average shares - diluted (3)	41,337	47,153	43,907	47,053
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended March 31, 2019, and 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three and nine months ended March 31, 2019 included additional shares for common stock equivalents of 1.0 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q3 FY19 Discrete Items
(Dollars in thousands)
(Unaudited)

	Pre-Tax	Income Taxes	Net Income
Professional fees	$1,579	$(347)	$1,232
Severance	515	(113)	402
TBG restructuring	20,711	(4,557)	16,154
Goodwill derecognition	15,932	(3,505)	12,427
	$38,737	$(8,522)	$30,215

TBG discontinued operations, net of tax	$(224)	$46	$(178)

Total	$38,513	$(8,476)	$30,037

– more –

REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and nine months ended March 31, 2019, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$10,730	$(11,180)	$(14,183)	$(14,633)
Interest expense, as reported	—	—	1,354	1,354
Income taxes, as reported	—	—	3,248	3,248
Depreciation and amortization, as reported	6,519	240	1,871	8,630
EBITDA (as defined above)	$17,249	$(10,940)	$(7,710)	$(1,401)

Professional fees	—	—	1,579	1,579
Severance	—	—	515	515
TBG restructuring	—	20,711	—	20,711
Goodwill derecognition	—	—	15,932	15,932
TBG discontinued operations, net of tax	—	—	(178)	(178)
Adjusted EBITDA, non-GAAP financial measure	$17,249	$9,771	$10,138	$37,158

	Three Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$19,341	$8,520	$(34,881)	$(7,020)
Interest expense, as reported	—	—	5,095	5,095
Income taxes, as reported	—	—	(2,609)	(2,609)
Depreciation and amortization, as reported	7,276	92	2,190	9,558
EBITDA (as defined above)	$26,617	$8,612	$(30,205)	$5,024

SmartStyle restructuring costs, net	2,218	—	23	2,241
Executive transition costs	—	—	146	146
Professional fees	—	—	(8)	(8)
Goodwill derecognition	—	—	1,172	1,172
TBG discontinued operations	—	—	10,605	10,605
Adjusted EBITDA, non-GAAP financial measure	$28,835	$8,612	$(18,267)	$19,180
____________________________________
Notes:

(1)
Consolidated EBITDA margins for the three months ended March 31, 2019, and 2018, were (0.5)% and 1.6%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended March 31, 2019 and 2018 were 14.4% and 6.3%, respectively, and are calculated as adjusted EBITDA divided by adjusted non-GAAP revenue for each respective period.

– more –

	For the Nine Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$44,844	$6,780	$(60,454)	$(8,830)
Interest expense, as reported	—	—	3,432	3,432
Income taxes, as reported	—	—	2,988	2,988
Depreciation and amortization, as reported	21,304	613	5,815	27,732
EBITDA (as defined above)	$66,148	$7,393	$(48,219)	$25,322

Professional fees	—	—	5,629	5,629
Severance	—	—	3,305	3,305
Legal fees	—	—	439	439
TBG restructuring	—	20,711	—	20,711
Goodwill derecognition	—	—	33,528	33,528
TBG discontinued operations	—	—	(6,027)	(6,027)
Adjusted EBITDA, non-GAAP financial measure	$66,148	$28,104	$(11,345)	$82,907

	For the Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$22,650	$25,469	$(44,970)	$3,149
Interest expense, as reported	—	—	9,402	9,402
Income taxes, as reported	—	—	(77,875)	(77,875)
Depreciation and amortization, as reported	39,224	275	7,265	46,764
EBITDA (as defined above)	$61,874	$25,744	$(106,178)	$(18,560)

SmartStyle restructuring costs, net	26,904	—	37	26,941
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Severance	—	—	2,828	2,828
Professional fees	—	—	1,628	1,628
Executive transition costs	—	—	564	564
Goodwill derecognition	—	—	1,714	1,714
TBG discontinued operations	—	—	50,973	50,973
Adjusted EBITDA, non-GAAP financial measure	$88,778	$25,744	$(56,420)	$58,102
____________________________________
Notes:
(1) Consolidated EBITDA margins for the nine months ended March 31, 2019, and 2018 were 3.1% and (2.0)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the nine months ended March 31, 2019 and 2018, were 10.1% and 6.2%, respectively, and are calculated as adjusted EBITDA divided by adjusted non-GAAP revenue for each respective period.

– more –

REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP total revenue to adjusted total revenue, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Total Revenue
Non-GAAP total revenue is U.S. GAAP revenue adjusted for items impacting comparability for each respective period.

	Three Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$221,236	$37,107	$—	$258,343

	Three Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$272,002	$33,781	$—	$305,783
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$269,941	$33,781	$—	$303,722

	Nine Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$705,296	$115,553	$—	$820,849

	Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$840,910	$94,186	$—	$935,096
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$838,849	$94,186	$—	$933,035

– more –

REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$181,809	$—	$—	$181,809
Product	39,427	14,339	—	53,766
	221,236	14,339	—	235,575

Cost of service	111,632	—	—	111,632
Cost of product	19,992	11,175	—	31,167
	131,624	11,175	—	142,799

U.S. GAAP and Non-GAAP gross profit (1)	$89,612	$3,164	$—	$92,776

	Three Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$222,022	$—	$—	$222,022
Product	49,980	14,931	—	64,911
	272,002	14,931	—	286,933

Cost of service	132,081	—	—	132,081
Cost of product	25,137	12,002	—	37,139
	157,218	12,002	—	169,220

U.S. GAAP gross profit (1)	$114,784	$2,929	$—	$117,713

Non- GAAP gross profit adjustments:
SmartStyle restructuring discounting	536	—	—	536
Non-GAAP gross profit (1)	$115,320	$2,929	$—	$118,249
____________________________________
Notes:
(1) Gross profit excludes depreciation and amortization.

– more –

	For the Nine Months Ended March 31, 2019
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$580,076	$—	$—	$580,076
Product	125,220	47,786	—	173,006
	705,296	47,786	—	753,082

Cost of service	348,060	—	—	348,060
Cost of product	61,661	38,037	—	99,698
	409,721	38,037	—	447,758

U.S. GAAP and Non-GAAP gross profit (1)	$295,575	$9,749	$—	$305,324

	For the Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$680,930	$—	$—	$680,930
Product	159,980	37,721	—	197,701
	840,910	37,721	—	878,631

Cost of service	406,767	—	—	406,767
Cost of product	77,628	29,537	—	107,165
	484,395	29,537	—	513,932

U.S. GAAP gross profit (1)	$356,515	$8,184	$—	$364,699

Non- GAAP gross profit adjustments:
SmartStyle restructuring discounting	1,121	—	—	1,121
Non-GAAP gross profit (1)	$357,636	$8,184	$—	$365,820
____________________________________
Notes:
(1) Gross profit excludes depreciation and amortization.

– more –

REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to company-owned same-store sales
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenue decline, as reported (U.S. GAAP)	(15.5)%	(4.3)%	(12.2)%	(3.1)%
Effect of salons sold to franchisees	7.6	3.4	6.9	2.4
Effect of new company-owned stores	—	(0.1)	—	(0.2)
Effect of closed salons	5.7	5.1	5.7	3.0
Franchise product and royalty	(0.3)	(0.1)	(0.2)	(0.2)
Franchise same-store sales (1)	—	—	—	—
TBG product, royalties and fees	0.9	(2.0)	(0.6)	(1.3)
Foreign currency	0.3	(0.3)	0.3	(0.3)
Advertising fund	(0.6)	(0.1)	(0.5)	(0.1)
Other	(0.6)	—	0.2	0.2
Company-owned same-store sales, non-GAAP	(2.5)%	1.6%	(0.4)%	0.4%
____________________________________
Notes:
(1) Franchise same-store sales increase (decrease) franchise royalties. As we transition to the asset-light franchise platform, franchise same-store sales will become more significant to consolidated revenues.

– end –